UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 30, 2022

ITEM 9 LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	96-0665018
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2727 N 3rd Street, Suite 201, Phoenix, AZ 85004

(Address of principal executive offices and zip code)

1-833-867-6337

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 3.02	Unregistered Sales of Equity Securities.

On November 23, 2022, Item 9 Labs Corp. (the “Company”) and Mr. Michael Weinberger, the Company’s Chief Franchise Officer and member of the. Board of Director. agreed to convert the Company’s $289,579.36 promissory note to a convertible note (the “Note”) with an exercise price of $0.25. Under the terms of the Note, the balance of the Note was converted into 1,158,317 restricted common shares of the Company on November 24, 2022. The Note has been terminated following conversion. These securities were not registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon applicable exemptions from registration under Section 4(a)(2) of the Act.

Item 5.02	Departure of Directions or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

Andrew Bowden – Resignation

On November 23, 2022, Mr. Andrew Bowden voluntarily resigned as Chief Executive Officer and member of the Board of Directors of the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company is appreciative of Mr. Bowden’s years of service to the Company as a director and Chief Executive Officer.

Michael Weinberger – Appointment

On November 23, 2022, the Board appointed Mr. Michael Weinberger, age 45, as the Company’s Chief Executive Officer. Mr. Weinberger is a current member of the Company’s Board of Directors and Chief Franchise Officer.

The biography for Mr. Weinberger is set forth below:

Prior to joining Item 9 Labs Corp in March 2021, Mr. Weinberger, 45, was COO of OCG, Inc. starting in November 2018 in Denver, Colorado. Previously, Mr. Weinberger served as Maui Wowi Brand President and Vice President of Development of Kahala Brands from November 2015 to November 2018 in Denver, Colorado. Mr. Weinberger served as Chief Executive Officer for Maui Wowi Franchising, Inc. from July 2013 to November 2015 in Denver, Colorado. He is also the owner of Becheart Consulting, LLC located in Denver, Colorado, and has provided franchise and small business consulting through the company since July 2008.He graduated from the University of Denver Sturm College of Law in 2004. Trained as an attorney, his practice areas include franchise and real estate law with a focus on providing legal support to start-ups and small business owners.

Family Relationships

Mr. Weinberger is not related to any officer or director of the Company.

Related Party Transactions

There are no related party transactions reportable  under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Material Plan, Contract, or Arrangement

On November 23, 2022, the Company entered into an Executive Employment Agreement (“Agreement”) with Michael Weinberger to serve as the Company’s Chief Executive Officer. The Agreement is for a period of two years and contains provisions customary with similar agreements including a six month severance and non-competition period upon a termination without cause. Compensation under the Agreement provides for an annual Salary of $300,000, signing bonus of 300,000 fully vested stock options with an exercise price of $0.25 per share and cashless exercise feature, a $150,000 cash bonus payable with 90 days so long as the Company completes its acquisition of Sessions Cannabis , and a transaction bonus in the event that the Company closes a transaction in which there is a Change of Control. A copy of the Agreement

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

Item 7.01.	Regulation FD Disclosure.

On November 30, 2022, the Company issued a press release announcing the changes in management and progress on the Sessions acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Title of Document
99.1	Press release dated November 30, 2022, announcing changes in management and progress on Sessions acquisition.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9 LABS CORP.

Dated: November 30, 2022	By:	/s/ Robert Mikkelsen
Robert Mikkelsen
Chief Financial Officer